UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
___________
Date of Report (Date of earliest event reported):
September 28, 2015
__________

BG STAFFING, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36704 (Commission File Number)	26-0656684 (I.R.S. Employer Identification Number)
5850 Granite Parkway, Suite 730
Plano, Texas 75024
(Address of principal executive offices, including zip code)
(972) 692-2400
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information set forth under Item 2.01 is incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets

On September 28, 2015, BG Staffing, Inc. (the “Company”), through its subsidiary BG Staffing, LLC, acquired substantially all of the assets, and assumed certain of the liabilities, of Vision Technology Services, Inc., Vision Technology Services, LLC, and VTS-VM, LLC (collectively, “Vision Technology”), which provide IT temporary staffing talent and project management services, pursuant to an Asset Purchase Agreement (the “Purchase Agreement”), dated September 28, 2015, by and between BG Staffing, LLC, Vision Technology, and the shareholders of Vision Technology Services, Inc. (collectively, the “Shareholders”). BG Staffing, LLC paid $10.0 million cash at closing, which amount is subject to a working capital adjustment and further adjustment in certain circumstances as specified in the Purchase Agreement. The Purchase Agreement further provides for earn-out payments to Vision Technology of up to an aggregate of $10.75 million, provided certain conditions are met, over a three year period following the acquisition date. The purchase price at closing was paid out of currently available funds under the Company’s senior credit facility with Texas Capital Bank. The Shareholders have guaranteed Vision Technology’s obligations under the Purchase Agreement and have agreed (along with Vision Technology) to certain noncompetition and nonsolicitation restrictions as set forth in the Purchase Agreement. The Purchase Agreement contains representations and warranties, covenants, and indemnification provisions that are customary for a transaction of this nature.

The Purchase Agreement is filed as Exhibit 2.1 hereto. The above description of the Purchase Agreement is not complete and is qualified in its entirety by reference to Exhibit 2.1, which is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 2.01 is incorporated by reference herein. A description of the senior credit facility with Texas Capital Bank is set forth in the Company’s Current Report on Form 8-K filed on August 25, 2015, which such description is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

Vision Technology had net income of approximately $3.75 million and unadjusted earnings before interest, taxes, depreciation, amortization, and loss on sale of assets (EBITDA) of approximately $3.90 million based upon preliminary unaudited information provided by Vision Technology for the trailing twelve month period ending August 2015.

Trailing Twelve Months ending August 2015

Net income	$3,750,000
Interest	3,000
Depreciation	100,000
Loss on sale of assets	47,000
EBITDA	$3,900,000

On September 29, 2015, the Company issued a press release in connection with the Purchase Agreement, a copy of which is furnished as Exhibit 99.1 to this Current Report. Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits

(a)
Financial statements of businesses acquired. The financial statements required by Item 9.01 with respect to the acquisition described in Item 2.01 are not being filed herewith but will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(b)
Pro forma financial information. The pro forma financial information required by Item 9.01 with respect to the acquisition described in Item 2.01 above is not being furnished herewith but will be furnished by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(d)	Exhibits
2.1*
ASSET PURCHASE AGREEMENT dated, as of September 28, 2015, by and between BG STAFFING, LLC, as Buyer, VISION TECHNOLOGY SERVICES, INC., VISION TECHNOLOGY SERVICES, LLC and VTS-VM, LLC, collectively, as Sellers, and M. SCOTT CERASOLI AND ROBERT TROSKA, collectively, as the Selling Persons

	99.1	Press Release, dated September 29, 2015
*
Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted. The Company hereby agrees to furnish a copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG STAFFING, INC.

Date: September 29, 2015	/s/ Dan Hollenbach
Dan Hollenbach
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1*
ASSET PURCHASE AGREEMENT dated, as of September 28, 2015, by and between BG STAFFING, LLC, as Buyer, VISION TECHNOLOGY SERVICES, INC., VISION TECHNOLOGY SERVICES, LLC and VTS-VM, LLC, collectively, as Sellers, and M. SCOTT CERASOLI AND ROBERT TROSKA, collectively, as the Selling Persons

99.1	Press Release, dated September 29, 2015
*
Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted. The Company hereby agrees to furnish a copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.